Exhibit 23.1

Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116
USA
Tel: +1 617 437 2000
Fax: +1 617 437 2111
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2021 relating to the consolidated financial statements of American Tower Corporation and the effectiveness of American Tower Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2020.

December 28, 2021